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                                                                    EXHIBIT 99.2


NEWS RELEASE



                                              INVESTOR CONTACT:  CARYN DICKERSON
                                                                  (770) 444-5348

                                                 MEDIA CONTACT:    JOHN GRIMALDI
                                                                  (212) 755-2850

                                                                 MICHAEL SITRICK
                                                                  (800) 288-8809


FOR IMMEDIATE RELEASE

     MEDAPHIS CLOSES $210 MILLION LOAN FACILITY; WILL FURTHER RESTATE PRIOR FINANCIALS TO ACCOUNT FOR 1995 ACQUISITION AS PURCHASE ACCOUNTING TRANSACTION
                     PURSUANT TO PREVIOUSLY ANNOUNCED AUDIT

ATLANTA GEORGIA - (December 24, 1997) - Medaphis Corporation (NASDAQ: MEDA) today announced the closing of a $210 million loan facility from an affiliate of Donaldson, Lufkin & Jenrette (DLJ). The facility will be used to refinance Medaphis' existing $168 million bank facility (of which approximately $153 million is outstanding), provide liquidity for near term working capital needs and for general corporate purposes.

       The Company also said that, pursuant to the completion of the previously announced audit of fiscal years 1995 and 1996 by its new auditors, Price Waterhouse LLP, results for those years and the first nine months of 1997 will be restated to account for the December 1995 acquisition of Medical Management Sciences, Inc. (MMS) as a purchase accounting transaction. Previously this acquisition had been accounted for as a pooling-of-interests business combination. Medaphis said that the audit opinions it received from Price Waterhouse for fiscal years 1995, 1996 and the first nine months of fiscal 1997 were unqualified and not subject to any modifying paragraphs.

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       Medaphis said that restatement of the MMS acquisition as a purchase accounting transaction will not have any cash impact on the Company. The Company said that fiscal 1995 EBITDA will be adjusted downward by approximately $2.8 million. The restatement will have no effect on EBITDA in fiscal 1996, 1997 or in any future years. Balance sheet assets, primarily goodwill, will increase by approximately $160 million.

       The Company said that borrowings under the DLJ loan facility will bear interest initially at Prime plus 250 basis points with increasing rates after six months through the loan's maturity on April 1, 1999. The loan facility contains the usual and customary covenants for financing instruments of this nature, is secured by substantially all of the Company's subsidiaries. The facility is callable, in whole or in part, at the option of the issuer, at any time. The notes evidencing the loan facility have been placed privately and have no registration rights.

       The Company said that appropriate documents would be filed with the Securities and Exchange Commission.

       David McDowell, Chairman and Chief Executive Officer of Medaphis, cited the completion of this loan facility as a significant step in the Company's turnaround efforts. "We have made important progress on a number of fronts in 1997," he stated. "Efforts to improve our businesses have shown encouraging results. We are extremely gratified by the confidence shown in the Company by our lenders and other important constituents and the dedication, hard work and loyalty exhibited by our customers and employees. We intend to continue to build on the progress we have made."


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       Medaphis is a leading provider of business management services and information products to healthcare providers, corporations and other organizations. Based in Atlanta, Georgia, Medaphis currently services approximately 20,700 physicians and 2,700 hospitals across the nation and more than 100 systems integration customers in industries including multi-unit retailing, energy telecommunications, financial services, manufacturing and transportation.

       This Press Release contains statements which constitute "forward-looking-statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking-statements" in this Press Release include the intent, belief or current expectations of the Company and members of its senior management team with respect to the Company's future liquidity prospects, as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and the actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in the Press Release include, but are not limited to, adverse developments with respect to the Company's liquidity position or operations of the Company's various business units. Additional information on matters discussed in this press release, including factors that would cause actual results to differ materially from those contemplated within this Press Release can be found in the Company's Safe Harbor Compliance Statement included as an exhibit to its Form 10-Q for the quarter ended September 30, 1997 which was filed with the U.S. Securities and Exchange Commission on November 19, 1997.


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